Exhibit 99.1

Final

For Further Information

OSI Systems Inc.

12525 Chadron Ave

Hawthorne CA 90250

(310) 349 2237

Contact: Jeremy Norton – Director of Investor Relations

OSI SYSTEMS ANNOUNCES SECOND QUARTER OPERATING RESULTS

•	Record Revenue of $102.5 Million for Second Quarter

•	Earnings of $0.15 Per Diluted Share After Spacelabs-Related Retention and Amortization Charges of $0.04

•	Healthcare Group Achieves Record Revenue Of $54 Million and $4.9 Million Income From Operations After Spacelabs-Related Retention and Amortization Charges of $903,000

HAWTHORNE, Calif.—(BUSINESS WIRE)—January 27, 2005—OSI Systems, Inc. (Nasdaq:OSIS) today announced its revenues and earnings for the second quarter of fiscal 2005.

The company reported revenues of $102.5 million for the second quarter of fiscal 2005, an increase of 101% from the $51.1 million reported for the second quarter of fiscal 2004. For the six months ended December 31, 2004, revenues increased by $100.4 million, or 112%, to $190.2 million, from $89.7 million for the comparable period of fiscal 2004. Revenue growth was mainly attributable to the acquisition of Spacelabs.

Net income for the second quarter of fiscal 2005 was $2.5 million compared to $3.0 million for the second quarter of fiscal 2004. For the six months ended December 31, 2004, net income decreased by $560,000, or 13%, to $3.8 million, from $4.3 million for the comparable period of fiscal 2004.

Earnings for the second quarter of fiscal 2005 were $0.15 per diluted share compared to $0.20 for the second quarter of fiscal 2004. For the first six months ended December 31, 2004, earnings per diluted share decreased by $0.06, or 21% to $0.23 per diluted share, from $0.29 per diluted share for the comparable period of fiscal 2004.

Earnings per diluted share for the second quarter of fiscal 2005 include the following Spacelabs-related acquisition charges:

•	$0.025 per diluted share after-tax charge for retention bonuses for key Spacelabs personnel that were funded by GE Medical at the time of acquisition. The retention bonuses vest over a two-year period ending October 2005.

•	$0.016 per diluted share after-tax charge for the amortization of intangible and fixed assets recorded in connection with the Spacelabs acquisition. The resolution of the purchase price could significantly reduce these intangible and fixed assets with a corresponding reduction or elimination of the related amortization.

Excluding these charges, non-GAAP earnings per diluted share was $0.19 for the second quarter and $0.31 for the first half of fiscal 2005.

OSI Chairman and CEO, Deepak Chopra, said, “We are very pleased with the performance of our Healthcare Group for the second quarter. This quarter’s performance demonstrates the operating margin that is possible as this business delivers revenue growth. Both Spacelabs patient monitoring and Dolphin pulse oximetry businesses delivered strong performances for the quarter.

“The Security Group, while achieving sequential revenue growth for the fiscal second quarter, incurred an operating loss for the quarter. The loss was attributable to our Cargo Inspection business.

“Of the $32 million in revenue for the quarter, $23.6 million was from Parcel and People Inspection products. This segment of the Security Group continues to show growth in revenue and has profitable operating margins.

“Our Cargo Inspection results, from revenues of $8.4 million, were impacted by additional R&D investment in programs which consist of first-of-its-kind projects, with new technologies, or developmental contracts with minimal margins and large amounts of up-front engineering costs.

“In order to take the new cargo inspection technologies into finished products the company continues to invest additional R&D and engineering expenses. Until the time these new technologies and products become repeat production orders, they will not contribute positively to the operating margin of the Group. In January 2005, the Security Group embarked upon a cost cutting program which will result in an annualized saving of approximately $2.0 million starting in the fourth quarter of fiscal 2005.”

OSI Security Group President, Ajay Mehra, stated, “This quarter we announced the ground-breaking material specific PFNA pilot program for the inspection of bulk air cargo at Houston Intercontinental Airport. This pilot program is a cost shared program with $8 million being invested by the TSA and OSI agreeing to invest the capital equipment necessary to complete the project over the next 15 to 18 months.

“In addition to increased R&D development for cargo inspection products the company as previously announced it has also accelerated the development of next generation Explosive Detection Systems for aviation security. The company’s R&D investment for the first six months of fiscal 2005 was $5.1 million compared $2.7 million for the first six months of fiscal 2004.”

For the third quarter of fiscal 2005, the company announces revenue guidance of $92 million to $94 million. Due to the variability of cargo inspection product shipments from quarter to quarter, the reorganization of the Security Group and the accelerated R&D investment by the Security Group and the Healthcare Group, earnings guidance will be break even after Spacelabs-related retention and amortization expenses of $0.04 per diluted share.

For the fourth quarter of fiscal 2005, the company announces revenue guidance of $96 to $98 million, with earnings of $0.08 to $0.10 per diluted share after Spacelabs-related amortization and retention expenses of approximately $0.04 per diluted share.

Security Group

Financial Performance: The Security Group reported revenues of $32 million for the second quarter of fiscal 2005, an increase of 11% from $29 million reported for the second quarter of fiscal 2004. For the six months ended December 31, 2004, revenues increased by $9.3 million, or 18%, to $62 million, from $52.7 million for the comparable period of fiscal 2004.

Loss from operations for the second quarter of fiscal 2005 was $1.3 million compared to $3.3 million of income from operations for the second quarter of fiscal 2004. For the six months ended December 31, 2004, income from operations decreased by $4.4 million, or 80%, to $1.1 million, from $5.5 million for the comparable period of fiscal 2004.

Healthcare Group

Financial Performance: The Healthcare Group reported record revenues of $54 million for the second quarter of fiscal 2005, compared to $3.3 million reported for the second quarter of fiscal 2004. For the six months ended December 31, 2004, revenues increased by $90.2 million, to $96.8 million from $6.6 million for the comparable period of fiscal 2004.

Income from operations for the second quarter of fiscal 2005 was $5.8 million, a 10.7% operating margin, before Spacelabs-related amortization and retention expenses of $903,000. This compares to a loss of $456,000 for the second quarter of fiscal 2004. For the six months ended December 31, 2004, income from operations increased by $7.7 million, to $6.9 million, before Spacelabs-related amortization and retention expenses of $1.8 million. This is compared to a loss of $794,000 for the comparable period of fiscal 2004.

Optoelectronics & Manufacturing Group

Financial Performance: The Optoelectronics & Manufacturing Group reported external revenues of $16.5 million for the second quarter of fiscal 2005, a decrease of 12% from $18.8 million reported for the second quarter of fiscal 2004. For the six months ended December 31, 2004, external revenues increased by $1 million, or 3%, to $31.4 million from $30.4 million for the comparable period of fiscal 2004.

Income from operations for the second quarter of fiscal 2005 was $2 million, compared to $2.7 million for the second quarter of fiscal 2004. For the six months ended December 31, 2004, income from operations decreased by $400,000, or 10%, to $3.7 million from $4.1 million for the comparable period of fiscal 2004.

For the second quarter of fiscal 2005 the Optoelectronics & Manufacturing Group reported inter-company revenues of $5.7 million, an increase of 26%, from $4.5 million reported for the second quarter of fiscal 2004. For the six months ended December 31, 2004, inter-company revenues increased by $2.7 million, or 38%, to $9.9 million from $7.2 million for the comparable period of fiscal 2004.

OSI Systems, Inc. will webcast the live earnings call over the Internet at 2:30 p.m. PT, today. To listen, please log on www.fulldisclosure.com or www.osi-systems.com and follow the link that will be posted on the front page. A replay of the webcast will be available shortly after the presentation and will be archived on www.osi-systems.com. A telephonic replay of the call will also be available from 4:30 p.m. Pacific Time on January 27th until 4:30 p.m. Pacific Time on February 3rd. The replay may be accessed by calling 888-286-8010 and entering the conference call identification number 29702297.

About OSI Systems, Inc.

OSI Systems Inc. is a Hawthorne, California based diversified global developer, manufacturer and seller of security and inspection systems, medical monitoring products, and optoelectronic-based components, as well as a provider of engineering and manufacturing services. The company has more than 30 years of experience in electronics engineering and manufacturing and maintains offices and production facilities located in more than a dozen countries. OSI Systems implements a strategy of expansion by leveraging its electronics and contract manufacturing capabilities into selective end product markets through organic growth and acquisitions. For more information on OSI Systems Inc. or any of its subsidiary companies, visit www.osi-systems.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include information regarding the company’s expectations, goals or intentions about the future, including, but not limited to, statements regarding revenues and operating margins, earnings per share of the company’s stock, the reorganization and rebranding of the company’s Security Group, the company’s commitment to research and development funding, and new products to be offered by the company’s Security Group. The actual results may differ materially from those described in or implied by any forward-looking statement. In particular, there can be no assurance that actual revenues, operating margin, and earnings per share results shall continue to be in line with current expectations, that research and development funding will result in valuable products or product enhancements, or that the reorganization and rebranding efforts of the company’s Security Group will in fact produce the savings that are anticipated Other important factors are set forth in our Securities and Exchange Commission filings. All forward-looking statements speak only as of the date made, and we undertake no obligation to update these forward-looking statements.

OSI SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

	Three months ended December 31,		Six months ended December 31,
	2004	2003	2004	2003
Revenues	$102,531	$51,095	$190,175	$89,740
Cost of goods sold	66,079	36,498	119,933	62,577

Gross profit	36,452	14,597	70,242	27,163
Operating expenses:
Selling, general and administrative	25,595	8,189	50,388	15,710
Research and development	7,066	2,373	13,736	4,410
Restructuring charges	—		—	1,061
Management retention bonus	549		1,098	—

Total operating expenses	33,210	10,562	65,222	21,181

Income from operations	3,242	4,035	5,020	5,982
Interest income	(103)	(301)	(191)	(611)
Interest expense	98	80	154	167
Impairment of equity investment	—		—	247
Write-off of deferred acquisition costs		—		—

Income before provision for income taxes and minority interest	3,247	4,256	5,057	6,179
Provision for income taxes	789	1,221	1,358	1,804

Income before minority interest	2,458	3,035	3,699	4,375
Minority interest	—	9	68	(48)

Net income	$2,458	$3,044	$3,767	$4,327

Earnings per share	$0.15	$0.21	$0.23	$0.30

Diluted earnings per share	$0.15	$0.20	$0.23	$0.29

Weighted average shares outstanding	16,276,278	14,587,369	16,256,936	14,563,052

Weighted average shares outstanding -assuming dilution	16,700,224	15,077,424	16,649,419	14,981,827

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2004	June 30, 2004
Cash and cash equivalents	29,116	39,879
Accounts receivable, net of allowance for doubtful accounts	90,726	85,774
Inventory	99,032	97,174
Other current assets	16,691	18,062

Total current assets	235,565	240,889
Non current assets	99,937	90,912

Total	335,502	331,801

Bank line of credit	141	723
Current portion of long-term debt	939	1,798
Other current liabilities	89,002	94,970

Total current liabilities	90,082	97,491
Long-term debt	5,377	32
Other long term liabilities	6,881	6,727
Minority interest	—	69
Shareholders’ equity	233,162	227,482

Total	335,502	331,801

OSI SYSTEMS, INC. AND SUBSIDIARIES

Segment Information

(in thousands)

Quarter ended December 31, 2004

	Security Group	Healthcare Group	Optoelectronics Group	Corporate	Eliminations	Total
Revenues:
External	$32,037	$54,000	$16,494	$—	$—	$102,531
Intercompany	—	—	5,652	—	(5,652)	—

Total Revenues	$32,037	$54,000	$22,146	$—	$(5,652)	$102,531

Operating Income	$(1,283)	$4,863	$2,004	$(2,062)	$(280)	$3,242

Quarter ended December 31, 2003

	Security Group	Healthcare Group	Optoelectronics Group	Corporate	Eliminations	Total
Revenues:
External	$28,977	$3,292	$18,826	$—	$—	$51,095
Intercompany	—	—	4,519	—	(4,519)	—

Total Revenues	$28,977	$3,292	$23,345	$—	$(4,519)	$51,095

Operating Income	$3,275	$(456)	$2,734	$(1,139)	$(379)	$4,035

Six months ended December 31, 2004

	Security Group	Healthcare Group	Optoelectronics Group	Corporate	Eliminations	Total
Revenues:
External	$61,980	$96,804	$31,391	$—	$—	$190,175
Intercompany	—	—	9,917	—	(9,917)	—

Total Revenues	$61,980	$96,804	$41,308	$—	$(9,917)	$190,175

Operating Income	$1,076	$5,098	$3,689	$(4,426)	$(417)	$5,020

Six months ended December 31, 2003

	Security Group	Healthcare Group	Optoelectronics Group	Corporate	Eliminations	Total
Revenues:
External	$52,734	$6,623	$30,383	$—	$—	$89,740
Intercompany	—	—	7,176	—	(7,176)	—

Total Revenues	$52,734	$6,623	$37,559	$—	$(7,176)	$89,740

Operating Income	$5,505	$(794)	$4,077	$(2,648)	$(158)	$5,982

Reconciliation of Non-GAAP Financial Measures in Accordance with SEC Regulation G

OSI Systems reports financial results in accordance with U.S. GAAP, and herein provides some non-GAAP measures. These non-GAAP measures are not in accordance with, nor are they a substitute for, GAAP measures. These non-GAAP measures are intended to supplement the Company’s presentation of its financial results that are prepared in accordance with GAAP.

OSI Systems uses the non-GAAP measures presented to evaluate and manage the Company’s operations internally. OSI Systems is also providing this information to assist investors in performing financial analysis.

The reconciliation set forth below is provided in accordance with Regulation G and S-K and reconciles the non-GAAP financial measures with the most directly comparable GAAP financial measures.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share amounts)

Three Months Ended December 31, 2004

(Unaudited)

	Amounts after tax	Per share amounts
GAAP NET INCOME	$2,458	$0.15
Add:
Spacelabs Management retention bonuses	416	$0.025
Amortization of Spacelabs related Intangible and Fixed Assets	268	$0.016

ADJUSTED NON-GAAP NET INCOME	$3,142	$0.19

Per share amounts are calculated using the weighted average shares outstanding (assuming dilution) of 16,700,224.

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except share amounts)

Six Months Ended December 31, 2004

(Unaudited)

	Amounts after tax	Per share amounts
GAAP NET INCOME	$3,767	$0.23
Add:
Spacelabs Management retention bonuses	803	$0.048
Amortization of Spacelabs related Intangible and Fixed Assets	518	$0.031

ADJUSTED NON-GAAP NET INCOME	$5,088	$0.31

Per share amounts are calculated using the weighted average shares outstanding (assuming dilution) of 16,649,419.